Exhibit 21.0

Company Subsidiary Report

Company Name	Jurisdiction
Absolute Recovery Advisors	Delaware
Absolute Recovery LLC	Delaware
Atlantic Wealth Holdings Limited	Oxfordshire
Atlantic Wealth Management Limited	Oxfordshire
C M Investment Nominees Limited	Oxfordshire
Chancellor Citiventure 96 Partner (Cayman) Ltd.	Grand Caymen
Coff Associates (Cayman) Limited	Grand Caymen
CPCO Associates (Cayman) Limited	Grand Caymen
Elliot Associates Limited	Oxfordshire
Finemost Limited	Oxfordshire
Fund Management Company	Texas
Horizon Flight Works LLC	Delaware
Huaneng Invesco WLR Investment Consulting Company Ltd.	China
HVH Immobilien- und Beteiligungs GmbH	Germany
HVH USA, Inc.	Delaware
India Asset Recovery Management Limited	Mauritius
INVESCO (B.V.I.) NOMINEES LIMITED	Virgin Islands, British
Invesco Administration Services Limited	Oxfordshire
Invesco Advisers, Inc.	Delaware
Invesco Aim Global Holdings, Inc.	Delaware
Invesco Aim Retirement Services, Inc.	Delaware
Invesco Asian Real Estate Partners II (USD) LP	Delaware
INVESCO Asset Management (Bermuda) Ltd	Bermuda
Invesco Asset Management (Japan) Limited	Japan
Invesco Asset Management Asia Limited	Hong Kong
Invesco Asset Management Australia (Holdings) Ltd	Victoria
Invesco Asset Management Deutschland GmbH	Germany
INVESCO Asset Management Ireland Holdings Limited	Ireland
Invesco Asset Management Limited	Oxfordshire
Invesco Asset Management Pacific Limited	Hong Kong
Invesco Asset Management SA	France
Invesco Asset Management Singapore Ltd	Singapore
Invesco Asset Management Österreich GmbH	Austria
Invesco Australia Investment Pty Ltd,	Victoria
Invesco Australia Limited	Victoria
Invesco Canada Holdings Inc.	Ontario
Invesco Canada Ltd.	Ontario
Invesco (Cayman Islands) Ltd.	Cayman Islands
Invesco Continental Europe Services SA	Belgium
Invesco Distributors, Inc.	Delaware
Invesco Far East Limited	Oxfordshire

Exhibit 21.0

Company Name	Jurisdiction
Invesco Finance Inc.	Delaware
Invesco Finance PLC	Oxfordshire
Invesco Fund Managers Limited	Oxfordshire
INVESCO Funds Group, Inc.	Delaware
INVESCO Global Asset Management Limited	Ireland
Invesco Global Asset Management (Bermuda) Ltd.	Bermuda
Invesco Global Investment Funds Limited	Oxfordshire
Invesco Global Real Estate Asia Pacific	Delaware
Invesco Great Wall Fund Management Co. Ltd.	China
Invesco Group Limited	Oxfordshire
Invesco Group Services, Inc.	Delaware
Invesco GT Asset Management Limited	Oxfordshire
Invesco Holding Company Limited	Oxfordshire
INVESCO Holland B.V.	Netherlands
Invesco Hong Kong Limited	Hong Kong
Invesco Hungary LLC	Hungary
Invesco (Hyderabad) Private Limited	India
Invesco Inc.	Nova Scotia
Invesco Insurance Agency, Inc.	Delaware
INVESCO International (Southern Africa) Limited	South Africa
Invesco International Holdings Limited	Oxfordshire
INVESCO International Limited	Great Britian
Invesco Investment Advisers LLC	Delaware
Invesco Investment Services, Inc.	Delaware
Invesco Investments (Bermuda) Ltd.	Bermuda
Invesco Korean Real Estate Holdings LLC	Delaware
Invesco Ltd.	Bermuda
Invesco Management Company Limited	Ireland
INVESCO Management GmbH	Germany
Invesco Management Group, Inc.	Delaware
INVESCO Management S.A.	Luxembourg
INVESCO National Trust Company	Georgia
Invesco North American Group Limited	Oxfordshire
Invesco North American Holdings, Inc.	Delaware
Invesco Pacific Group Limited	Oxfordshire
Invesco Pacific Holdings Limited	Bermuda
Invesco Pension Trustees Limited	Oxfordshire
Invesco Perpetual Life Limited	Oxfordshire
INVESCO Pacific Partner Ltd.	Bermuda
INVESCO Polska Sp.z.o.o.	Poland
INVESCO PowerShares Capital Management Ireland Limited	Ireland
Invesco PowerShares Capital Management LLC	Delaware
INVESCO Private Capital Investments, Inc.	Delaware
Invesco Private Capital, Inc.	Delaware

Exhibit 21.0

Company Name	Jurisdiction
INVESCO Real Estate Germany LLC	Delaware
Invesco Real Estate Germany, L.P.	Delaware
Invesco Real Estate GmbH	Germany
Invesco Real Estate Korea	Republic of Korea
Invesco Real Estate Limited	United Kingdom
Invesco Real Estate Management S.a.r.l.	Luxembourg
INVESCO Real Estate s.r.o.	Czech Republic
Invesco Realty Asia I, Ltd.	Cayman Island
INVESCO Realty, Inc.	Delaware
Invesco Savings Scheme (Nominees) Limited	Oxfordshire
Invesco Senior Secured Management, Inc.	Delaware
Invesco Taiwan Limited	Taiwan
Invesco UK Holdings Limited	Oxfordshire
Invesco UK Limited	Oxfordshire
Invesco WLR Limited	Hong Kong
Invesco WLR Private Equity Investment Management Limited	Hong Kong
IPE Ross Management Ltd.	New York
IRE AF II, Ltd.	Cayman Island
IRE Advisors (Shanghai) Ltd.	Shanghai
IRE (China) Limited	China
IRE (Cayman) Limited	Cayman Island
IRE (Hong Kong) Limited	Hong Kong
IRE Japan, Ltd	Tokyo
IVZ Bahamas Private Limited	Lyford Cay, Nassau
IVZ Distributors, Inc.	Delaware
IVZ Finance Limited	Ireland
IVZ UK Limited	Oxfordshire
IVZ Mauritius Services Private Limited	Port Louis
IVZ, Inc.	Delaware
James Bryant Limited	Oxfordshire
PCM Properties LLC	Illinois
Perpetual Limited	Oxfordshire
Perpetual Portfolio Management Limited	Oxfordshire
Perpetual Unit Trust Management (Nominees) Limited	Oxfordshire
POCZTYLION - ARKA POWSZECHNE TOWARZYSTWO EMERYTALNE SPOLKA AKCYJNA	Poland
Religare Invesco Asset Management Company Private Ltd.	India
Religare Trustee Company Private Ltd.	India
Ross CG Management LP	New York
Ross Expansion Associates LP	New York
Sermon Lane Nominees Limited	Oxfordshire
Sovereign G/.P. Holdings Inc	Delaware
Taiyo Fund Management Co. LLC	Delaware
Tower Asiapac HoldCo. LLC	Delaware
Van Kampen Exchange Corp.	California

Exhibit 21.0

Company Name	Jurisdiction
Van Kampen Seed LLC	Delaware
VV Immobilien Verwaltungs GmbH	Germany
VV Immobilien Verwaltungs und Beteiligungs GmbH	Germany
VV USA LLC	New Castle County
WLR China Energy Associates Ltd	Cayman Islands
WLR Euro Wagon Management Ltd.	New York
W.L. Ross & Co. (India) LLC	Delaware
W.L. Ross M & T, LLC	Delaware
W.L. Ross & Co., LLC	Delaware
W.L. Ross Dip Management LLC	New York
W.L. Ross (India) Private Limited	New York